Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Aptose Biosciences Inc.

(Exact Name of Each Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common Shares, no par value per share(“Common Shares”)(2)	457(o)			$8,000,000	0.00015310	1,224.80

	Other	Pre-funded Warrants to purchase Common Shares(3)	Other			—		(3)

	Equity	Common Shares underlying the Pre-Funded Warrant(3)	457(o)			—		(3)

	Other	Warrants to purchase Common Shares	Other			—		(4)

	Equity	Common Shares underlying the Warrants to purchase Common Shares	457(o)			$4,000,000(5)	0.00015310	612.40

	Equity	Placement Agent Warrants to purchase Common Shares	Other					(5)

	Equity	Common Shares underlying Placement Agent Warrants	Other			$352,000	0.00015310	$53.89

	Total Offering Amounts					$12,352,000	0.00015310	$1,891.09

	Total Fees Previously Paid							$1,476

	Total Fee Offsets							—

	Net Fee Due							$415.09

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”)
(2)

Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions.

(3)

The proposed maximum aggregate offering price of the Common Shares will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Common Share issued in the offering.

(4)	No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The Placement Agent Warrants are exercisable at a per share exercise price equal to 110% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Placement Agent Warrants is $352,000.